EXHIBIT 10.01

COMPENSATION AGREEMENT

This Compensation Agreement is dated as of July 23, 2013 between FreeSeas Inc., a Marshall Islands corporation (the “Company”), and Marc J. Ross (the “Consultant”).

WHEREAS, the Company has requested the Consultant to provide the Company with certain SEC-related legal services in connection with its business (the “Services”) and the Consultant has agreed to provide the Company with the Services through September 30, 2013; and

WHEREAS, the Company wishes to compensate the Consultant with shares of its common stock for such Services through the payment to the Consultant of a fixed fee of 500,000 shares of its common stock, par value $0.001 per share (the “Shares”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. The Company shall issue 500,000 Shares to the Consultant, as consideration for the Services rendered through September 30, 2013. The Company shall register all 500,000 Shares on a Form S-8 under this Compensation Agreement. The registration statement shall be filed promptly following the execution of this Compensation Agreement.

IN WITNESS WHEREOF, this Compensation Agreement has been executed by the parties as of the date first above written.

CONSULTANT

By:	/s/ MARC J. ROSS
Marc J. Ross

The Company:

FREESEAS INC.

By:	/s/ ALEXANDROS MYLONAS
Alexandros Mylonas Chief Financial Officer